Exhibit 99.1

          Digital River Announces 30 Percent Annual Revenue
                 Growth and Raises 2004 EPS Guidance

    MINNEAPOLIS--(BUSINESS WIRE)--Jan. 28, 2004--Digital River, Inc. (Nasdaq:DRIV):

    --  Reports 2003 Revenues of $101.2 Million

    --  Records 2003 GAAP Diluted EPS of $0.52

    --  Generates 2003 Pro Forma Diluted EPS of $0.68

    --  Increases 2003 cash and investments to nearly $132 million

    --  Achieves Q4 gross margins of 85.2 percent

    Digital River, Inc. (Nasdaq:DRIV), a global leader in e-commerce outsourcing, today reported revenue of $27.1 million for the quarter ended December 31, 2003. This represents a quarterly year-over-year increase of 26 percent from revenue of $21.5 million in the fourth quarter of 2002, and is up slightly from revenue of $26.7 million in the third quarter of 2003.
    GAAP Results: For the fourth quarter of 2003, net income was $5.6 million, or $0.16 per share on a diluted basis. This compared to net income of $4.7 million, or $0.14 per share, in the third quarter of 2003, and $3.3 million, or $0.11 per share, in the fourth quarter of 2002. The fourth quarter results exceeded the guidance previously set by the company in its third quarter earnings release.
    Pro Forma Results: Digital River's net income for the fourth quarter of 2003, prior to the amortization of acquisition-related expenses, was $7.1 million, or $0.20 per share, on a diluted basis. This compares to net income, on a similar basis, of $6.2 million, or $0.18 per share, in the prior quarter, and net income of $4.5 million, or $0.15 per share, in the fourth quarter of 2002. Digital River reported that gross margins in the fourth quarter of 2003 averaged
85.2 percent, a more than 150 basis point improvement over gross margins during the same period in 2002. This is also a 70 basis point improvement from the third quarter of 2003. As of December 31, 2003, cash and investments totaled nearly $132 million, an approximate $8 million increase from September 30, 2003, and a more than $91 million increase from December 31, 2002. Net working capital totaled $85 million at December 31, 2003, a more than $70 million increase from December 31, 2002, and a more than $6 million increase from September 30, 2003.
    "For Digital River, 2003 was an exceptional year," said Joel Ronning, Digital River's CEO. "We grew annual revenues 30 percent while generating a more than 160 percent improvement in pro forma earnings per share. These results point to the tremendous scalability of our business model. The year ended on a high note with an impressive fourth quarter performance. We believe we have created momentum for 2004 and are well positioned to capitalize on the worldwide expansion of the Internet and increasing acceptance of online purchasing."

    Full Year Results

    For the year ended December 31, 2003, revenue totaled $101.2 million, a 30 percent increase from $77.8 million in 2002. In 2003, net income was $17.1 million, or $0.52 per share on a diluted basis, which compared to a net loss of $0.5 million, or $0.02 per share, in 2002. In 2003, Digital River's net income, prior to the amortization of acquisition-related expenses, was $22.5 million, or $0.68 per share. This compares to net income in 2002, prior to the amortization of acquisition-related costs and litigation and other charges, of $7.7 million, or $0.26 per share.

    Segmented Financial Results

    Digital River's software services generated $23.1 million in revenue for the company in the fourth quarter of 2003, a more than 28 percent improvement from revenue of $18 million in the fourth quarter of 2002. This performance is slightly below revenue of $23.4 million in the third quarter of 2003. The company previously estimated that its third quarter software services revenue included $3.0 million in extraordinary virus-related sales. Net of these unanticipated sales, fourth quarter revenue increased $2.7 million or approximately 13 percent from third quarter levels. The segment contributed EBITDA of $8.1 million in the fourth quarter.
    E-Business services generated $4 million in revenue for the company in the fourth quarter of 2003. This was an increase from revenue of $3.5 million for the fourth quarter of 2002, and $3.3 million for the third quarter of 2003. The segment's EBITDA was $864,000 for the quarter. This reflects improvement from the EBITDA loss of $247,000 in the third quarter of 2003 and $1.3 million in the fourth quarter of 2002.
    "We are pleased that e-business services met its performance objectives for 2003 and ended the year as a profitable segment," said Carter Hicks, Digital River's CFO. "We know our shared revenue and operational models work, and we see growing opportunity in physical goods verticals. Moving forward, we remain committed to this business and believe it provides significant growth potential.
    "However, because we have consolidated the e-business and software services infrastructures and no longer manage them separately, in the future we will not break out results for these two business lines," continued Hicks. "This distinction is no longer appropriate and does not meet the criteria for segment reporting."

    Business Outlook

    Forward-looking guidance for the first quarter ending March 31, 2004, is as follows:

    --  Revenue is expected to be $27.5 million.

    --  GAAP diluted earnings per share is expected to be $0.16.

    -- Diluted earnings per share, prior to the amortization of acquisition-related costs, is expected to be $0.20.

    Forward-looking guidance for full-year ending December 31, 2004, is as follows:

    -- Revenue is expected to be $120 million, as previously announced.

    -- GAAP diluted earnings per share is expected to be $0.77, up from the company's previous guidance of $0.75.

    -- Diluted pro forma earnings per share is expected to be $0.89, up from the company's previous guidance of $0.85.

    Note: A reconciliation of the pro forma measurement data above is provided as a table following the condensed financial statements accompanying this announcement. Further information regarding the company's use of non-GAAP financial data has been included in the company's Form 8-K filed with the Securities and Exchange Commission on January 28, 2004.
    Digital River will hold a fourth quarter conference call today at 4:45 p.m. Eastern Standard Time. To access the call, please dial 877-422-0170, or listen to the webcast at http://phx.corporate-ir.net/phoenix.zhtml?c=94762&p=irol-irhome.
Please install any necessary audio software.

    About Digital River, Inc.

    Digital River, Inc., a global leader in e-commerce outsourcing, builds and manages online businesses for nearly 34,000 companies worldwide. Its e-commerce solution and infrastructure are designed to help companies of all sizes maximize online revenues as well as cut the costs and reduce the risks associated with running an e-commerce operation. The Digital River(R) international e-commerce suite includes site development and hosting, order management, fraud prevention, site merchandising, reporting and analytics, product fulfillment, e-marketing and multi-lingual customer service. Digital River's clients include 3M, ACT!, Autodesk, H&R Block, Motorola, Novell, Staples.com and Symantec.
    Founded in 1994, Digital River is headquartered in Minneapolis with offices throughout the United States and in Europe. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

    Forward-Looking Statements

    In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding the Company's anticipated future growth and financial performance as well as statements containing the words, "believes," "anticipates," "expects," and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results; competition in the electronic commerce market; and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission.

    Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.



Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands, except per share amounts)
Condensed Consolidated Balance Sheets

                                       As of
                                 ------------------
                                 December  December
                                    31,       31,
                                   2003      2002
                                 --------- --------
Assets
------
  Current assets
    Cash and investments         $131,922  $40,801
    Other current assets            8,642   12,204
                                 --------- --------
      Total current assets        140,564   53,005
  Property and equipment, net      14,634   15,637
  Goodwill, intangibles and
   other assets                    32,207   27,051
                                 --------- --------
  Total assets                   $187,405  $95,693
                                 ========= ========
Liabilities and stockholders'
 equity
-----------------------------
  Current liabilities
    Accounts payable              $41,335  $31,126
    Deferred revenue                3,572    1,865
    Accrued payroll and other
     liabilities                   10,646    5,516
                                 --------- --------
      Total current liabilities    55,553   38,507
  Stockholders' equity            131,852   57,186
                                 --------- --------
  Total liabilities and
   stockholders' equity          $187,405  $95,693
                                 ========= ========

Condensed Consolidated Statements of Operations

                                    Three months      Twelve months
                                   ended December     ended December
                                         31,                31,
                                 ------------------ ------------------
                                   2003      2002     2003      2002
                                 --------- -------- --------- --------
Revenue                           $27,089  $21,494  $101,201  $77,783
Costs and expenses:
-------------------
  Direct cost of services             843      627     3,585    2,357
  Network and infrastructure        3,164    2,884    12,253   11,405
  Sales and marketing               9,075    8,168    37,220   32,437
  Product research and
   development                      2,533    2,128     9,962   11,454
  General and administrative        2,487    1,668     9,228    6,799
  Litigation and other charges          -        -         -    2,500
                                 --------- -------- --------- --------
    Earnings before interest,
     taxes, depreciation and
     amortization                   8,987    6,019    28,953   10,831
Depreciation and amortization       2,136    1,714     7,275    6,009
Amortization of acquisition
 related costs                      1,502    1,182     5,380    5,738
                                 --------- -------- --------- --------
    Earnings (loss) from
     operations                     5,349    3,123    16,298     (916)
Interest income                       257      147       838      406
                                 --------- -------- --------- --------
    Net earnings (loss)            $5,606   $3,270   $17,136    $(510)
                                 ========= ======== ========= ========

Net earnings (loss) per share -
 basic                              $0.18    $0.12     $0.58   $(0.02)
                                 ========= ======== ========= ========
Net earnings (loss) per share -
 diluted                            $0.16    $0.11     $0.52   $(0.02)
                                 ========= ======== ========= ========
Weighted average shares
 outstanding - basic               31,346   27,197    29,398   26,791
Weighted average shares
 outstanding - diluted             35,343   30,192    33,051   26,791

Note: Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a non-GAAP financial measure. The presentation of this measure should be considered in addition to, not as a substitute, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.


Digital River, Inc.
Pro Forma Reconciliations
Unaudited, in thousands, except per share amounts
-------------------------------------------------

                                       Three months    Twelve months
                                       ended December  ended December
                                            31,              31,
                                      --------------- ----------------
                                       2003    2002     2003    2002
                                      ------- ------- -------- -------
Pro Forma Financial Reconciliations:
------------------------------------
Net earnings (loss) per GAAP          $5,606  $3,270  $17,136   $(510)
Add back amortization of acquisition
 related costs                         1,502   1,182    5,380   5,738
Add back litigation and other charges      -       -        -   2,500
                                      ------- ------- -------- -------
Pro Forma earnings                    $7,108  $4,452  $22,516  $7,728
                                      ======= ======= ======== =======

Pro Forma net earnings per share -
 diluted                               $0.20   $0.15    $0.68   $0.26
                                      ======= ======= ======== =======
Pro Forma weighted average shares
 outstanding - diluted                35,343  30,192   33,051  29,272


Segment EBITDA Reconciliations:
-------------------------------
                                             Three Months Ended
                                       -------------------------------
                                                   E-
                                       Software  Business
                                       Segment   Segment  Consolidated
                                       -------- --------- ------------
For the Period Ended December 31, 2003
--------------------------------------
  Revenue                              $23,122    $3,967      $27,089
  Allocated Expenses                    14,999     3,103       18,102
                                       -------- --------- ------------
  EBITDA                                $8,123      $864       $8,987
                                       ======== ========= ============


                                             Twelve Months Ended
                                       -------------------------------
                                                   E-
                                       Software  Business
                                       Segment   Segment  Consolidated
                                       -------- --------- ------------
For the Period Ended December 31, 2003
--------------------------------------
  Revenue                              $86,320   $14,881     $101,201
  Allocated Expenses                    57,482    14,766       72,248
                                       -------- --------- ------------
  EBITDA                               $28,838      $115      $28,953
                                       ======== ========= ============

Note: Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a non-GAAP financial measure. The presentation of this measure should be considered in addition to, not as a substitute, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.



    CONTACT: Digital River, Inc., Minneapolis
             Investor Contact:
             Al Galgano, 952-253-1234
             investorrelations@digitalriver.com
             or
             Media Contact:
             Gerri Dyrek, 952-253-8396
             publicrelations@digitalriver.com